Lease Agreement

between

Escorial Office Building I, Inc., Landlord

and

CARIBE WASTE TECHNOLOGIES, INC., TENANT

                                                Page

1. Reference Data; Definitions                             1

2. Demise                                      5

3. Term                                         5

4. Holding Over                                    5

5. Rent                                         6

6. Property Taxes and Operating Expenses                         6

A. Property Taxes                       6
B. Operating Expense                             7

7. Alterations or Improvements by Tenant                         9

8. Permitted Uses                                       10

9. Building Operation and Services; Utilities; Parking                   10

10. Interruption of Services                                  12

11. Repairs                                       13

12. Relocation of Tenant                                     14

13. Enjoyment                                           14

14. Landlord's Right of Entry                             14

15. Surrender of Premises                                15

16. Miscellaneous Covenants                               15

17. Rules and Regulations                                         16

18. Performance of Tenant's Covenants                         16

19. Eminent Domain                                 17

20. Casualty Damage                                     17

21. Hold Harmless; Public Liability Insurance; Waiver of Subrogation                    19

22. Certificates                 20

23. Subordination and Attornment                                20

24. Assignment and Subletting                                  20

25. Default                                              22

26. Landlord's Remedies                                   24

27. Landlord's Liability upon Transfer                              24

28. Waivers                                      24

29. Severability                                    24

30. Notices                                       24

31. Use and Occupancy Tax                                   25

32. Rights Reserved to Landlord and Administrator                     25

33. Recording                                            26

34. Headings and Terms                                     26

35. Pronouns                                            26

36. Entire Agreement and Amendment                                            26

37. Attorneys' Fees                                  26

38. Further Assurances                                     26

39. Survival                                             26

40. Cumulative Remedies                                 26

41. Construction                                 27

42. Effect of Certificates                                  27

43. Governing Law                                     27

44. Brokers                                         27

EXHIBIT A - PLAN AND DESCRIPTION OF LEASED PREMISES

EXHIBIT B - COMMON AREAS OF THE BUILDING

EXHIBIT C - CONDITIONS FOR WORK TO BE PERFORMED BY TENANT

EXHIBIT D - TENANT STANDARDS

EXHIBIT E - STANDARDS FOR OPERATION AND MAINTENANCE  OF BUILDING

EXHIBIT F - RULES AND REGULATIONS

EXHIBIT G - RESERVED PARKING SPACES

1. Reference Data; Definitions

A. Any reference in this Lease to the following subjects shall incorporate therein the data stated for the subject in this Section:

LEASE DATE:  September 19, 2006

LANDLORD:   ESCORIAL OFFICE BUILDING I, INC.

LANDLORD'S ADDRESS:  Escorial Office Building One
              1400 Avenida Sur - Office Park
              Parque Escorial
                      Carolina PR 00987

              PO Box 363908
              San Juan, Puerto Rico 00936-3908

TENANT:  CARIBE WASTE TECHNOLOGIES, INC.

     TENANT'S ADDRESS:                   Escorial Office Building One
                     1400 Avenida Sur - Office Park
                     Suite 203
                     Parque Escorial
                     Carolina PR 00987

LEASED PREMISES: As described in Exhibit A

RENTABLE AREA OF LEASED PREMISES: approximately 1,842 rentable square feet (1,842 sq. ft.) using BOMA System of measurement.

LEASE TERM: Five (5) years. Tenant shall have the right to terminate this lease at any time after one year, provided it gives Landlord written notice six (6) months prior to termination. In no event will the notice to vacate be submitted earlier than nine months after the lease commencement date.

RENEWAL OPTION: Tenant shall have the right to extend the term of this Lease for an additional five (5) year period provided it gives Landlord written notice of its intention to renew no later than six (6) months prior to the expiration of the original term of this Lease.

GUARANTOR: The Lease Agreement is unconditionally guaranteed by Interstate Business Corporation.

COMMENCEMENT DATE:  September 1st, 2006

INITIAL TERM TERMINATION DATE: August 31, 2011

SECURITY DEPOSIT:   N/A

BASIC RENT: $19.00 per rentable square foot ($34,998) per annum during the first year.

MONTHLY INSTALLMENTS OF RENT: The first year includes an additional $10/sq.ft. estimated to be the operational expenses for the first year. Operational expenses will be adjusted after the base year (2006) according to audited financial statements.

   Basic       Operational     Monthly
During                                   Monthly Rent      Expenses        Rent
Yr. 1 From Sept. 1st. 2006 thru December 31, 2006                2,916.50        1,535.00      4,451.50
Yr. 2  From January 1st. 2007 thru December 31, 2007              3,004.00       Adjusted to    Adjusted
Yr. 3 From January 1st. 2008 thru December 31, 2008           3,094.12     expenses     according
Yr. 4 From January 1st. 2009 thru December 31, 2009               3,186.95                   fiscal yr.                Oper.
Yr. 5 From January 1st. 2010 thru August 31, 2011                                               3,282.56                                                  Exp.

TENANT'S PROPORTIONATE SHARE: 3.3315%

BASE YEAR:  The fiscal year for the Building ending on December 31, 2006.

OPERATIONAL EXPENSES AJUSTMENT DATE: January 1st. of each year, starting on January 1st. 2007.

PERMITTED USES: General office purposes as set forth in Section 8.

ESCORIAL OFFICE BUILDING I, INC.,                            CARIBE WASTE TECHNOLOGIES, INC.,
    as Landlord                                                                               as Tenant

By:__/s/ Carlos R. Rodriguez ________         By:___/s/ Mark Augenblick___________
    Carlos R. Rodriguez                                Mark Augenblick
    President/Chief Executive Officer       Chairman/CEO

INTERSTATE BUSINESS CORPORATION
as Guarantor

By:___/s/ J. Michael Wilson______________
J. Michael Wilson

B. Definitions.  As used herein, the following words and terms shall have the following meanings:

"Additional Rent" has the meaning assigned to that term in Section 5.

"Administrator" shall mean Interstate General Properties Limited Partnership, S.E. or any successor administrator of the Building designated by Landlord.

"Basic Rent" has the meaning assigned to that term in Section 1A.

“BOMA” shall mean the Standard Method for Measuring Floor Area in Office Buildings of the Building Owners and Management Association International, American National Standard, ANSI Z65.1-1980 (Reaffirmed 1989).

"Budget" shall mean the operating budget for the Building prepared and approved annually by the Landlord.

"Building" has the meaning assigned to that term in Section 2.

"Commencement Date" has the meaning assigned to that term in Section 1A.

"Common Areas" shall mean the common areas of the Building set forth in Exhibit B hereto.

"Common Expenses" has the meaning assigned to that term in Section 6B(iii)(a).

"Election Notice" has the meaning assigned to that term in Section 6A(ii).

"Event of Default" has the meaning assigned to that term in Section 25.

"Expense Adjustment Date" has the meaning assigned to that term in Section 6B(ii)(b).

"GAAP" shall mean generally accepted accounting principles adopted in the United States and applied consistently.

"Improvements" has the meaning assigned to that term in Section 7B.

"Landlord" has the meaning assigned to that term in Section 1A.

"Rentable Area" shall be determined according to BOMA and shall mean with respect to each floor of the Building the space within the exterior walls of the Building, less all vertical penetrations forming a part of the original Plans and Specifications for the Building. If the Leased Premises shall be less than a full floor, any element used in common such as washrooms, machinery room, elevator lobby and corridors, shall be assigned as part of the Leased Premises on a pro rata basis based on the total non-common use area of the floor.

"Rentable Area of the Leased Premises" has the meaning assigned to that term in Section 1A.

"Lease Term" has the meaning assigned to that term in Section 1A.

"Leased Premises" has the meaning assigned to that term in Section 1A.

"Lot" has the meaning assigned to that term in Section 2.

"Normal Hours" has the meaning assigned to that term in Section 9A(i).

"Notifying Party" has the meaning assigned to that term in Section 21D.

"Operating Expense" has the meaning assigned to that term in Section 6B(iii) as limited by Section 6B(iv).

"Operating Expense Estimate" has the meaning assigned to that term in Section 6B(i).

"Operating Expense Statement" shall mean a statement in writing signed by the Landlord, setting forth in reasonable detail (1) the Operating Expense for the Operating Year (or portion thereof if less than a calendar year) immediately preceding the Operating Year in which the statement is issued, (2) Tenant's Operating Expense for such preceding Operating Year, (3) the amount of payments of Operating Expense Estimate made by Tenant on account of the Tenant's Operating Expense during such preceding year, (4) the amount of payments of Operating Expense Estimate made by Tenant in the Operating Year in which the Expense Statement is issued, and (5) the Operating Expense Estimate for the Operating Year in which the Operating Expense Statement is issued. The Operating Expense for each Operating Year shall be audited and certified by Landlord's independent certified public accountant whose report thereon shall be available for inspection by the Tenant at Landlord's office during business hours.

"Operating Year" shall mean each calendar year or such other period of twelve (12) months as hereafter may be adopted by Landlord as its fiscal year, occur-ring during the Lease Term.

"Prime Rate" shall mean the rate of interest publicly announced from time to time by the principal commercial banks in New York, New York, as their prime or base rate, as published on the Wall Street Journal (or, if more than one such rate is published in the Wall Street Journal, the highest of the published rates) (the “Prime Rate”). In no event shall the interest rate to be charged hereunder exceed the maximum permissible legal rate.

"Property Taxes" shall mean, with respect to the Leased Premises, all taxes, liens, charges and assessments of every kind and nature ordinary or extraordinary, foreseen or unforeseen, general or special, levied, assessed or imposed by any governmental authority. Notwithstanding the foregoing:

(1)  If at any time after the date hereof the present system of ad valorem taxation of property shall be changed or supplanted so that in lieu of or in addition to the ad valorem tax on property there shall be assessed on Landlord or the Leased Premises and related improvements any tax of any nature that is imposed in substitution in whole or in part for (or in lieu of) any tax or addition or increase in any tax that would otherwise constitute a Property Tax, such other tax shall be deemed to be included within the term "Property Tax, but only to the extent that the same would be payable if the Leased Premises and related improvements were the only property of Landlord." Such taxes may include, but shall not be limited to, a capital levy or other tax on the gross rents received with respect to the Leased Premises, and related improvements, a federal, state, Commonwealth of Puerto Rico, municipal or other local income, franchise, profit, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents.

(2) Property Taxes shall also include all of Landlord's expenses, including but not limited to reasonable attorneys' fees, incurred by Landlord in any effort to lessen the amount assessed as Property Taxes whether by contesting proposed increases in assessments or by any other means or procedures that the Landlord may deem appropriate under the circumstances; provided, however, that Landlord shall have no obligation to undertake any appeal or other appropriate procedure so as to lessen the amount assessed as Property Taxes.

(3) Except as otherwise provided, Property Taxes will not include Landlord's income taxes, excess profit taxes, excise taxes, franchise taxes, estate, succession, inheritance and transfer taxes.

(4) There shall be excluded from Property Taxes, any tax imposed by any governmental entity for the use and occupancy of the Leased Premises that the Landlord is required to collect from Tenant; provided, however, Tenant shall pay such use and occupancy tax or other tax to Landlord as Additional Rent, without demand, at such times as required by any said law.

"Tenant" has the meaning assigned to that term in Section 1A.

"Tenant's Operating Expense" has the meaning assigned to that term in Section 6B(i).

"Tenant's Property Taxes" has the meaning assigned to that term in Section 6A.

"Tenant's Proportionate Share" shall mean with respect to the Leased Premises the percentage set forth in Section 1A of this Lease. The percentage set forth in Section 1A has been derived from a fraction the numerator of which is the Rentable Area of Leased Premises as set forth in Section 1A, and the denominator of which is approximately 55,291 square feet, equivalent to the aggregate Rentable Area of the condominium unit of which the Leased Premises forms a part.

Use and Occupancy Tax" has the meaning assigned to that term in Section 31.

2.     Demise.

Landlord hereby demises and lets to Tenant and Tenant takes and leases from Landlord the Leased Premises identified in Exhibit A, attached hereto, in the office building ("Building") erected on that certain parcel of land identified as Parcel III-9 (the “Lot”) of the Parque Escorial Development being developed at San Anton Ward in the Municipality of Carolina, San Juan, Puerto Rico, which Building is known as Escorial Office Building One, together with the right to use in common with other tenants and occupants of the Building Common Areas of the Building available for general use.

Tenant agrees that, for the purpose of this Lease, the Rentable Area of the Leased Premises shall be the area set forth in Section 1A.

3.	Term.

The Lease Term shall commence on the Commencement Date (as set forth in Section 1A) and shall continue for the period of the Lease Term set forth in Section 1A hereof, unless sooner terminated as herein provided.

4.     Holding Over.

If Tenant retains possession of the Leased Premises or any part thereof after the termination of this Lease by expiration of the Lease Term or otherwise, Tenant shall pay Landlord (i) an amount, calculated on a per diem basis for each day of such retention, equal to the greater of (a) 175% of the Basic Rent (set forth in Section 5), or (b) the market rental, as determined by Landlord, for the Leased Premises, for the time that Tenant remains in possession of the Leased Premises, plus in each case, all Additional Rent and other sums payable hereunder, and (ii) all other damages, costs and expenses sustained by Landlord by reason of Tenant's retention.

Without limiting any rights and remedies of Landlord resulting by reason of the holding over by Tenant, and without granting Tenant any right to continue in possession of the Leased Premises, all Tenant's obligations with respect to the use, occupancy and maintenance of the Leased Premises shall continue during such period of retention.

5.     Rent.

Tenant agrees to pay Landlord the Basic Rent (the "Basic Rent") set forth in Section 1A in equal monthly installments in the amount of one-twelfth (1/12) of the Basic Rent, in advance on or before the first day of each calendar month of the Lease Term.

The Basic Rent, Tenant's Property Taxes, and Tenant's Operating Expense, and such other amounts payable hereunder as Additional Rent as set forth in Sections 6, 11B, 15A and 18 hereof (collectively, the "Addi-tional Rent"), and any other amounts payable and due hereunder shall be paid by Tenant to Landlord, without prior notice or demand, and without any set-off or deduction whatsoever, at Landlord's address set forth in Section 1A or at such other place as Landlord may direct in accordance with Section 30 hereof.

    If the Lease Term commences on a day other than the first day of a calendar month, Tenant shall pay to Landlord, on or before the Commencement Date, a pro rata portion of the monthly installment of the Basic Rent (including any Additional Rent as herein provided) due for such a partial month, such pro rata portion to be based on the number of days remaining in such partial month after the Commencement Date.

    Tenant hereby covenants and agrees to pay the Basic Rent, Additional Rent and other sums payable to Landlord hereunder when due, and should any payment of Basic Rent or Additional Rent due hereunder not be paid within five (5) days after its due date, or should any other sum due hereunder not be paid within ten (10) days after its due date, to pay interest to Landlord on the amount of such payment at five percent (5%) per annum (or, whenever this Lease provides for payment of interest) (i) on all overdue installments of Basic Rent from the due date thereof to the date of payment, (ii) on all payments of Additional Rent from the due date thereof until the date of payment, and (iii) on all other sums payable to Landlord hereunder from the due date thereof until the date of payment. Upon default by Tenant in the payment of such Additional Rent or other sums payable hereunder, Landlord shall be entitled to all rights and remedies to which it would be entitled upon default of the payment of Basic Rent.

6. Property Taxes and Operating Expenses.

A. Property Taxes.  Tenant shall pay to Landlord as Additional Rent an amount equal to Tenant's Proportionate Share of Property Taxes for any tax year ("Tenant's Property Taxes") which shall be paid in accordance with Sections (i) and (ii) below. Tenant's Property Taxes shall be prorated on a per diem basis for any partial tax year included within the Lease Term. Tenant's Property Taxes shall be paid as follows:

(i) Commencing on the Commencement Date, Tenant shall pay one-twelfth (1/12) of Tenant's Property Taxes as shown on the current Operating Tax Statement on a monthly basis, together with payments of the Basic Rent, which payments shall continue until receipt by Tenant of another statement or other notice from Landlord, pursuant to subsection (ii) below, revising the amount of Tenant's Property Taxes or increasing the amount of monthly estimated payments.

          (ii)  Notwithstanding the foregoing Section (i), if at any time after execution of this Lease, Landlord receives a notice of any governmental action that results in an increase in Property Taxes resulting from an increase in the tax rate or a general re-evaluation by the taxing authorities, Landlord may notify Tenant in writing (the "Election Notice") that Landlord elects to increase the monthly payments being made by Tenant pursuant to Section (i) above. Tenant shall make such payments to Landlord, as specified in Landlord's Election Notice, which shall detail the amount due, or estimated to become due, and the amount of each increased installment to be paid by Tenant.

B. Operating Expense.

(i)  Tenant shall pay to Landlord as part of Additional Rent for each Operating Year during the Lease Term an amount equal to Tenant's Proportionate Share of Landlord's Operating Expense for such Operating Year ("Tenant's Operating Expense"). Tenant shall pay to Landlord as Additional Rent, Tenant's Operating Expense for each current Operating Year in equal monthly installments in the amount of one-twelfth (1/12) of Landlord's estimate of Tenant's Operating Expense for the current Operating Year based on (a) the Budget for the current Operating Year., or if such Budget shall not have been approved, on the actual Operating Expense for the Building for the Operating Year immediately preceding.

(ii)  Tenant's Operating Expense shall be paid (or credited) in the following manner:

(a) Beginning with the Commencement Date and continuing thereafter on the first day of each month until receipt of the Operating Expense Statement with respect to the Operating Year in which this Lease commences, Tenant shall pay Landlord in equal monthly installments in advance, concurrently with payments of Basic Rent, an amount equal to one-twelfth (1/12) of the Operating Expense Estimate as specified in Landlord's written notice of its Operating Expense Estimate. If the Commencement Date of this Lease is not the first day of a month, the Operating Expense Estimate payment corresponding to the month in which the Lease Term begins shall be prorated and paid for that portion of the month between the Commencement Date and the end of such month.

(b) Within 180 calendar days following the end of each Operating Year, Landlord shall furnish Tenant an Operating Expense Statement, setting forth the information described hereof under the definition of Operating Expense Statement. Within fifteen (15) calendar days following the receipt of such Operating Expense Statement (the "Expense Adjustment Date") Tenant shall pay to Landlord as Additional Rent:  (1) the amount by which Tenant's Operating Expense for the Operating Year covered by the Operating Expense Statement exceeds the aggregate of the Operating Expense Estimate paid with respect to such Operating Year; and (2) the amount by which the Operating Expense Estimate as shown on the Operating Expense Statement for the current Operating Year, multiplied by the number of months elapsed in the current Operating Year including the month in which payment is made, exceeds the amount of payments of the Operating Expense Estimate in the Operating Year in which the Operating Expense Statement is issued.

          (c) On the first day of the first month following receipt by Tenant of any annual Operating Expense Statement and continuing thereafter on the first day of each succeeding month until the issuance of the next ensuing Operating Expense Statement, Tenant shall pay Landlord, as Additional Rent, the amount of the Operating Expense Estimate shown on the Expense Statement in equal monthly installments.

(iii)  "Operating Expense" shall include the following expenses incurred by Landlord in connection with the operation, repair, maintenance, protection and management of the Building and the Lot:

(a) The Landlord's share of common expenses ("Common Expenses") for the Building payable under the Ownership Agreement.

(b) Premiums and other charges with respect to all insurance relating to the Leased Premises, and all improvements forming a part of the Leased Premises, includ-ing, but not limited to, physical damage insurance; property loss or damage insurance; comprehensive public liability insurance; and the deductible amount with respect to all insurance coverage set forth above to the extent that payment is made under the policy to cover a casualty covered by the policy.

(c) The cost of providing electricity, water, sewer, air-conditioning and ventilation, and any and all other utility services, to the Leased Premises.

(d) The cost incurred for operation, service, maintenance, inspection, repairs and alterations of (i) the Leased Premises, (ii) the security system of the Leased Premises; and (iii) the plumbing and electrical systems serving the Leased Premises; and the cost of labor, materials, supplies and equipment used in connection with all of the aforesaid items.

(e) The cost of repainting or otherwise redecorating any part of the Leased Premises.

(f) The cost of licenses, permits and similar fees and charges related to operation, repair and maintenance of the Leased Premises.

(g) Reasonable management, accounting, and audit fees incurred in connection with the property management and the preparation and certification of Tax and Operating Expense Statements pursuant to this Section 6.

(h) The Municipal License Tax of the Municipality of Carolina, any income or gross receipts tax that is limited to income from real property, miscellaneous taxes (other than Property Taxes) applicable to the Leased Premises.
(i) All costs associated with the installation and maintenance of meters measuring the consumption of electricity and water for the Leased Premises.

(iv) Notwithstanding the foregoing, "Operating Expense" shall not include expenditures for any of the following whether made directly by the Landlord or included in the Common Expenses paid by the Landlord:

(a)  The cost of any addition made to the Building, (except costs associated with the acquisition and installation or any energy or cost saving devices or costs incurred to comply with governmental requirements, whether federal, Commonwealth or municipal, or costs for repairs, replacements and improvements that are appropriate for the continued operation of the Building as a first-class office building or as set forth in subsection (iv)(e)(1) below), including the cost of preparing Building space for occupancy by a new tenant.

(b) Repairs or other work occasioned by fire, hurricane, flooding, windstorm or other insured casualty or hazard, to the extent that Landlord shall receive proceeds of insurance therefore.

(c) Leasing commissions and advertising expenses incurred in leasing or procuring new tenants.

(d) Repairs or rebuilding necessitated by condemnation to the extent that Landlord has received condemnation proceeds for such repairs or rebuilding.

(e) Depreciation and amortization of the Building or the Leased Premises, other than (1) capital expenditures that under GAAP are expenses or regarded as deferred expenses and (2) capital expenditures for energy or cost saving devices, or appropriate to a first class office building, or required by law as described in the exception to (iv)(a) above.

(f) Franchise or income taxes imposed on Landlord.

(g) The cost of any work or service performed for any tenant of the Building (other than Tenant) to a greater extent or to an immaterially more favorable manner than that furnished generally to the tenants and other occupants; and in no event shall Tenant pay for any tenant improvement for any other tenant.

(h) The cost for any items for which Landlord is reimbursed by insurance, condemnation, refund, rebate or otherwise.

(i) Interest and amortization on any mortgage or deed of trust and any rent paid on any ground or underlying lease.

(j) Any cost representing an amount paid to an entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship.

(k) Any expenses for repairs or maintenance which are covered by warranties, guaranties and service contracts (excluding any mandatory deductible).

(v) The Operating Expense shall be "net" and, for that purpose, shall be reduced by the amounts of any reimbursement received by Landlord with respect to extra air conditioning services provided to and charged to tenants.

C. If, upon termination of this Lease for any cause, the amount of any Additional Rent due pursuant to any provision of this Section 6 has not yet been determined, and Landlord thereafter determines that Tenant has not paid the full amount of such corresponding Additional Rent, Landlord shall notify Tenant in writing of any amount due hereunder and Tenant shall pay such amount within five (5) days of the date of Landlord's notice.

7.     Alterations or Improvements by Tenant.

    A. Tenant shall not make any improvements, alterations or additions to the Leased Premises without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed, and then only in accordance with plans and specifications previously approved by Landlord and subject to the conditions set forth in Exhibit C hereto and such other conditions as Landlord may require from time to time, including, without limitation, that Tenant be required to pay for any increased cost to Landlord occasioned thereby or attributed thereto. All alterations or additions shall comply with the Tenant standards set forth in Exhibit D hereto. Upon seeking such approval, Tenant shall submit to Landlord plans and specifications for such work, together with a statement of the estimated cost of such work, the name(s) of the proposed contractor(s) or subcontractor(s) Tenant proposes to engage to perform the same, and the date by which such work shall be completed.

        B. Any leasehold improvements to the Leased Premises (the "Improvements") made by Tenant, must be accepted by Landlord within sixty (60) days upon completion. Upon the termination of this Lease, its renewals or extensions, all Improvements made by Tenant to the Leased Premises that Landlord has not requested be removed under Section 15 shall become part of the Leased Premises and Landlord shall be under no duty to pay any compensation to Tenant therefore.

C. Failure to comply with any of the provisions of this Section 7 (including, without limitation, any of the conditions set forth in Exhibits C and D hereto and under any consent issued by Landlord hereunder) shall constitute an Event of Default under Section 25 hereof and upon such default Landlord may pursue any or all of the remedies provided therefore in Section 26 hereof, or any other remedy available to Landlord in law or in equity.

D. Tenant shall promptly pay when due the cost of all Improvements, alterations and additions made by Tenant and shall cause any mechanic's liens that may be filed with respect thereto or in connection with any other work contracted for by Tenant to be immediately discharged, and shall indemnify Landlord against any loss, cost or expense occasioned, directly or indirectly, as a result of such Improvements, alterations and additions.

8.     Permitted Uses.

Tenant covenants and agrees to use and occupy the Leased Premises in conformity with all laws, orders, rules, regulations, or requirements of any governmental entity and solely for the uses specified in Section 1A hereof and, in any event, only as an office in which the occupant conducts such activities and businesses as are from time to time commonly and customarily carried on in first-class office buildings; and provided further that the Leased Premises are not used as: (i) offices for veterinarians, (ii) offices for political parties or political action committees of any kind, (iii) offices for labor unions, (iv) consulates, (v) dance studios, (vi) credit rating agencies, (vii) clinical laboratories, or (ix) restaurants, cafeterias, bars, lounges and drugstores. Tenant further covenants and agrees not to use or permit any use of the Leased Premises that may create any safety hazard; would endanger the Leased Premises, the Building or the occupants of same; would disturb or annoy other tenants; would interfere with the rights, comfort, convenience and safety of other tenants or occupants of the Building; or would cause any increase in premium for any insurance that may be in effect with respect to the Lot and Building from time to time.

9.     Building Operation and Services; Utilities; Parking.

A. The following services are provided to the Building under the supervision and control of the Administrator:

(i) Ventilating and air conditioning to provide reasonably comfortable temperature and ventilation in the Common Areas of the Building and air conditioning for connection to the distribution system on the floor of the Building where the Leased Premises are located during normal business operation, Monday through Friday from 7:00 a.m. to 7:00 p.m., and Saturdays from 8:00 a.m. to 12:00 p.m., except legal holidays in the Common-wealth of Puerto Rico ("Normal Hours"). Ventilating and air conditioning service shall be subject to such rules and regulations issued by any governmental agency with jurisdiction over the matter from time to time;

(ii)  Water, electric and telephone services for connection to the distribution systems for these services on the floor of the Building where the Leased Premises are located;

(iii)  Cleaning and janitorial services for the Building including the Leased Premises and the common areas of the floor where the Leased Premises are located, of a scope, quality and frequency of such services customarily provided by landlords in first-class office buildings in Carolina, Puerto Rico;

(iv)  Fully automatic elevator service for the use of tenants and visitors for access to and from floors of the Building;

(v)  A fire protection system for the first floor of the Building, including regular checking, testing and servicing thereof;

(vi)  Fumigating services for the Leased Premises and the Common Areas of the Building, with a frequency of no less than once a month; and

(vii)  Replacement lighting tubes, lamps, bulbs, and ballasts required in the Common Areas.

B. The following services shall be provided by Landlord at Tenant's expense either through separate metering (as to utilities) or on the basis of a pro rata allocation among the occupants of the floor:

(i)  Ventilation and air conditioning in the Leased Premises;

(ii)  All water consumed in the Leased Premises (including water for the lavatories located in the Leased Premises) as shown on the meter installed by Landlord;

(iii)  All electricity consumed in the Leased Premises, as shown on the meter installed by Landlord, if any;

(iv)  A fire protection system for the Leased Premises.

    C. Tenant shall install and use the utilities furnished by Landlord (including water, electricity, and telephone supplied to or serving the Leased Premises) in accordance with Landlord's reasonable rules and regulations and the rules and regulations of the public utility company or the governmental agency supplying the same. Tenant shall not at any time overburden or exceed capacity of the mains, feeders, ducts, distribution boxes, conduits or other facilities by which such utilities are supplied to, distributed in or serve, the Leased Premises. If Tenant desires to install any equipment that shall require additional utility facilities of a greater capacity than the facilities to be provided by the Administrator, such installation shall be at Tenant's sole cost and expense and shall be subject to (i) Landlord's prior written approval of Tenant's plans and specifications therefore, (ii) the terms and conditions contained in Exhibits C and D hereto, and (iii) such additional terms and conditions as Landlord may deem to be necessary and proper. If approved by Landlord, Tenant agrees to pay Landlord, on demand, the cost for providing such additional utility facilities of greater capacity, including the installation or adjustment of any meters measuring the consumption of such utility facility or additional utility capacity. Landlord shall not be liable in damages or otherwise for any interruption in the supply of any utility to the Leased Premises nor shall any such interruption constitute any ground for an abatement of any of the rents provided hereunder.

    D. Tenant shall be solely responsible for and promptly pay, as and when the same become due and payable, all charges for water, electricity, telephone and any other utility used or consumed in the Leased Premises. If the Landlord provides connections to the Building's systems providing any such utilities, as is the case with electricity, air conditioning, ventilation, and water, and Tenant fails to make payment for any amount within forty (45) days after the due date, the Landlord may, after ten (10) days written notice to Tenant, instruct the Administrator to cut off the utilities serving the Leased Premises. Such utilities shall be reconnected upon receipt by the Administrator of payment in full of the amount due and all interest accrued thereon plus penalties and all costs and expenses of disconnecting and reconnecting the utilities.

E. If the Tenant wishes to have cleaning or extermination services performed in the Leased Premises beyond those provided by the Administrator as set forth in Section 9A hereof, Tenant shall provide the same, at its sole cost and expense. Any ventilation and air conditioning provided by the Administrator to the Leased Premises outside of Normal Hours at the request of the Tenant shall be at Tenant's sole cost and expense in accordance with rates established by the Administrator from time to time.

F. Should Landlord elect or be required by law to supply any utility services used or consumed in the Leased Premises, Tenant agrees to purchase from and pay Landlord for the same at a cost not to exceed that which the utility company would have charged Tenant for furnishing such utilities. If Landlord is furnishing Tenant any utility or utilities hereunder, Landlord, at any time, at Landlord's option and upon not less than thirty (30) days prior notice to Tenant, may discontinue furnishing any utility to the Leased Premises; and in such case, Tenant shall contract with the public service company supplying such utility directly from such public service company.

G. The Building parking garage is available for the use of tenants and other occupants of the Building. With the exception of parking spaces reserved for visitors, one [1] covered space and one [1] uncovered space has been assigned to Tenant's use and Tenant shall pay to Landlord as Additional Rent the sum of $75.00 per month per covered parking space and $60.00 per month per uncovered parking space. The reserved spaces are identified in Exhibit G hereto. Landlord may increase the monthly parking charge at the beginning of each lease year, starting with the second lease year. Tenant will comply with all rules established from time to time by the Administrator for the operation and use of the Building parking garage, including the use of the garage by Tenant's visitors. The availability of visitor parking cannot be guaranteed, but Landlord will use its best efforts to see that visitor parking is used equitably by visitors to the Building.

10.     Interruption of Services.

A.  Landlord shall use its best efforts to provide the services set forth in this Lease; however Landlord makes no warranty that such services set forth in Section 9 herein or otherwise shall be free of interruption. Tenant acknowledges that any one or more of such services may be suspended in the event of strike, accident, weather conditions, casualty, or other conditions reasonably beyond the control of Landlord; or if repairs or alterations are required to any portion of the Building, or to the areas adjacent to the Building.

Any such interruption or suspension of services shall not be deemed to be an actual or constructive eviction; nor a disturbance by the Landlord of Tenant’s quiet use and enjoyment of the Leased Premises, nor any part of thereof, nor shall Tenant be entitled to an abatement of Rent, nor otherwise relieved of any of Tenant’s remaining obligations under this Lease. Notwithstanding the foregoing, in the event of any such failure which (i) renders the Leased Premises untreatable, (ii) is within Landlord's control to remedy and (iii) continues uninterrupted for a period of seven (7) business days, the Annual Base Rent shall abate for the number of days such failure continues beyond such seven (7) business day period.

       B. Administrator and Landlord reserve the right to stop any service or utility system, when necessary by reason of accident or emergency or until necessary repairs or replacements have been completed. Except in case of emergency repairs, Administrator or Landlord shall give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof. In the event of such stoppage, Landlord shall exercise reasonable diligence in promptly restoring such service or utility system.

11.       Repairs.

        A. Landlord shall be responsible for making all repairs necessary to maintain the plumbing, the fire protection, sprinkler and security systems, ventilating, air conditioning and electric systems of the Building and those serving the Leased Premises; the elevators servicing the Building; the electric feeder lines carrying electricity to the distribution boxes servicing each floor of the Building(but not including the cost of maintenance and repair of the electric lines carrying electricity from the distribution box to the Leased Premises); external windows; and structural components of the floors (excluding carpet, linoleum, wood or other flooring installed by Tenant or Landlord). Landlord shall be responsible for maintaining any connections to the Building plumbing, electric and air conditioning systems, and for making all repairs to the meters installed for measuring utility consumption pursuant to Section 9E hereof. Landlord shall not be obligated to commence any such repairs within the Leased Premises (other than normal air conditioning maintenance) until after receipt of written notice from Tenant that such repair is needed. If any such repair is caused by any act, omission or negligence of Tenant or its employees, agents, invitees, licensees, subtenants, or contractors, Landlord shall have the right to make the repair at Tenant's sole cost and expense, provided that if the damage necessitating such repairs is covered by insurance carried by Landlord or Tenant, the proceeds of such insurance shall be made available by Landlord, or by Tenant, as the case may be, to cover the cost of such repairs and the rights of any party, and of its insurer, shall be subject to the provisions of Section 21D. If Tenant requires maintenance, servicing, repair or replacement of any special plumbing, ventilating, air conditioning, electric, fire protection or sprinkler system installed for the Tenant's benefit in the Leased Premises, such as any special air extractor equipment, whether or not such system is tied into the standard Building systems, such maintenance, servicing, repair or replacement shall be made by Landlord, its agents, or contractors, or, if Landlord shall so determine, by engineers or contractors engaged by Tenant and approved by Landlord, but, in either event, at the sole expense of Tenant, unless the need for such repairs is caused solely by the negligence or willful misconduct of Landlord or Administrator, their contractors, agents or employees. Any repairs by Landlord for Tenant's account shall be performed by Administrator, or under Administrator's supervision and the cost of such repairs shall be at rates competitive in the San Juan market for work of the same type.

B. All replacement of lighting tubes, lamps, bulbs and ballasts required in the Leased Premises will be done by Landlord at Tenant’s expense.

C. Tenant shall maintain the Leased Premises and the fixtures and appurtenances therein including, but not limited to, ceilings, partitions, doors, lighting fixtures, switches, floor coverings, alterations, additions and Improvements made by Tenant in good order and repair, in a neat and clean condition, at all times, except that as set forth in Section 9A hereof, Administrator shall provide basic cleaning and extermination services to the Leased Premises. Landlord shall provide regular maintenance to and service the ventilating and air conditioning equipment servicing the Leased Premises (for example, without limitation, regular filter changes and fan belt replacement).

Except with regard to repair or replacement following a casualty or an eminent domain taking, or due to the negligence or willful misconduct of the Administrator or the Landlord, or as specified in Sections 11A or 11B above, the Tenant shall be responsible for all maintenance, repair and replacement of any kind and nature of the Leased Premises, at Tenant's sole expense. Except as specified in Section 11A or 11B and subject to Section 21D, Tenant shall reimburse Landlord for all costs and expenses of repairing and replacing all damage or injury to the Leased Premises and Building and to fixtures and equipment caused by Tenant or its employees, agents, invitees, licensees, subtenants, or contractors, or as the result of all or any of them moving in or out of the Building or by installation or removal of furniture, fixtures or other property.

If Tenant shall fail, refuse or neglect to make repairs in accordance with the terms and provisions of this Lease or if Landlord is required to make any repairs by reason of any act or omission to act, where action is required by the terms of this Lease, or negligence of Tenant, or its employees, agents or contractors, after Landlord shall have given to Tenant thirty (30) days' prior written notice (except in case of an emergency), Landlord shall have the right, at its option, to make such repairs on behalf of and for the account of Tenant and to enter upon the Leased Premises for such purposes, but nothing contained in this Section 11B shall be deemed to impose any duty upon Landlord to make such repairs. Any cost or expense incurred by Landlord in making such repairs and chargeable to Tenant as herein provided shall constitute Additional Rent and shall be paid concurrently with the next installment of Additional Rent following Tenant's receipt of Landlord's invoice for such expenses and to the extent that Landlord is reimbursed therefor under any policy of insurance, the amount payable by Tenant hereunder shall be reduced by the amount of such reimbursement.

D. Landlord shall not be liable by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, additions or Improvements in or to the Leased Premises, the Building or to any appurtenances or equipment therein, unless such injury or interference shall be caused by (i) Landlord's gross negligence or willful misconduct. Except as provided below, there shall be no abatement of rent because of such repairs, alterations, additions or Improvements or because of any delay by Landlord in making the same or any interruption in any service to be provided by Landlord connected therewith, provided, however, that (a) Landlord shall use its best efforts to complete such work as soon as reasonably possible.

      E. After learning of same, Tenant shall give Landlord prompt written notice of any accidents to, or defects in plumbing, electrical, air conditioning, ventilating, sprinkler, fire protection systems, electric feeder lines and distribution boxes, meters measuring consumption of electricity and water and any appurtenances or equipment located in the Leased Premises.

12.	Relocation of Tenant.

If during the Term Landlord requires the Leased Premises for use in conjunction with the expansion of a space needed by another tenant, or if Landlord requires the Leased Premises for rehabilitation, refurbishment, or modernization of a full floor, half floor, or quarter floor, Landlord may, at its sole discretion, relocate Tenant to another space (the "New Space") within the Building, provided (i) the New Space contains substantially the same number of rentable square feet as the Leased Premises; (ii) the New Space is in substantially the same manner as the Leased Premises; and (iii) Landlord will cover the cost of removing Tenant's furnishing, moveable fixtures, and equipment from the Leased Premises into the New Space.

13.	Enjoyment.

Upon paying the Basic Rent, all Additional Rent and all other sums and charges herein provided for and, upon observing, keeping and performing all of Tenant's covenants, agreements and conditions under this Lease, Tenant shall have the right to use and enjoy the Leased Premises through-out the Lease Term without hindrance by Landlord or by anyone claiming by, through or under Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

14.      Landlord's Right of Entry.

Landlord and Administrator shall have the right to enter the Leased Premises during normal business hours (or, in the case of an emergency, at any time) for purposes of operation, protection, inspection, maintenance, repair and replacement of the Building or any part thereof, including but not limited to, ensuring that the sprinkler and fire protection systems of the Leased Premises are in working order; inspection of any Improvements, alterations or additions to the Leased Premises made by Tenant, its contractor(s), subcontractor(s) or agent(s) pursuant to Section 7 hereof; to insure Tenant's compliance with provisions of this Lease; to make any repairs, replacements, or alterations to the Building or do any work that Administrator or Landlord may deem necessary; and also, to show the Leased Premises to prospective purchasers and mortgagees of the floor where the Leased Premises are located and to prospective tenants during the last six (6) months of the Lease Term.

15.      Surrender of Premises.

A. Any Improvements to the Leased Premises, made by or at the request of Tenant shall remain upon the Leased Premises at the expiration or earlier termination of this Lease and at such expiration shall become the property of Landlord unless Landlord, with respect to any Improvements identified by Landlord pursuant to Section 7A as being extraordinarily expensive to remove or unlikely to be useful to a future tenant, shall give written notice to Tenant to remove such Improvements, alterations and additions. If Tenant shall be required or permitted by Landlord to remove any Improvements, Tenant shall repair any damage caused by the installation or removal of any Improvement (including, without limitation, repairing and patching holes, replacing ceiling, floor and wall surfaces and repainting). Should Tenant fail to remove any such Improvements or to repair such damage when so required by Landlord pursuant to this Section 15, Landlord, at its option, its agents or contractors, may perform such work at Tenant's sole cost and expense, which shall be paid by Tenant to Landlord as Additional Rent concurrently with the next installment due of Additional Rent. In addition, Landlord shall have the right to treat as abandoned personal property any alterations, Improvements or additions to the Leased Premises that Tenant fails to remove in the manner provided herein, and may exercise any right set forth in Section 15B below, except that no notice to Tenant shall be required before the exercise of any right set forth in Section 15B.

B. Any personal property that shall remain in the Leased Premises or any part thereof upon the expiration or earlier termination of this Lease shall be deemed to have been abandoned by Tenant and Landlord may retain it as Landlord's property or dispose of it in such manner as Landlord may deem fit. Should Tenant fail to dispose of such personal property upon expiration or any other termination of this Lease, Landlord may, at its option, dispose of it, at Tenant's sole cost and expense. If such personal property or any part thereof shall be sold by Landlord, Landlord shall receive and retain the proceeds of such sale(s) as Landlord's property. The covenants contained in this Section 15 shall survive the expiration or earlier termination of this Lease.

16.      Miscellaneous Covenants.

Tenant shall faithfully perform all of the covenants and conditions to be performed and observed by Tenant hereunder. In addition to those covenants and conditions that are set forth elsewhere herein, Tenant agrees:

A. To secure and maintain in effect any governmental approvals, licenses, and permits that may be required for Tenant's use and occupancy of the Leased Premises.

B. To comply with all applicable laws, codes and regulations of governmental authorities applicable to use and occupancy of the Leased Premises and all rules and regulations of insurers of the Leased Premises and the National Board of Fire Underwriters as such rules and regulations apply to Tenant's use and occupancy of the Leased Premises.

C. Not to place, erect, maintain, or display any sign or other marking of any kind whatsoever on the exterior surface of the walls of the Leased Premises or on any door that faces any common corridor or hallway, without the prior written approval of the Landlord, provided that the sign conforms to the standards then established generally for the Building; and without the prior written approval of Landlord, not to install or replace any entrance door or other door facing any common corridor or hallway other than with the standard door approved by Landlord.

D. Without the prior written consent of Administrator, not to use or place any awnings, curtains, blinds, drapes, coverings or signs over any exterior windows or upon the window surfaces that would be visible from the outside of the Building except as approved by Landlord.

E. Without the prior written consent of Administrator not to place within the Leased Premises or bring into the Building any machinery, equipment or other personalty other than the customary office furnishings and office equipment, or any machinery or other personalty having a weight on the average in excess of the floor bearing capacity of seventy (70) pounds per square foot. Landlord, in its sole discretion, may condition any consent given pursuant to this Section 16E upon the requirement that Tenant pay all costs of all structural and other altera-tions, changes or additions required to be made to the Leased Premises and Building, for the safe support of such machinery, equipment or personalty, together with all costs of engineering or other studies required to determine the required struc-tural and other alterations, changes or additions.

17.      Rules and Regulations.

Tenant covenants and agrees that Tenant, its subtenants, and their agents, servants, employees, invitees, licensees and other visitors shall observe faithfully, and comply strictly with, the Rules and Regulations contained in Exhibit F hereof, and upon written notice thereof to Tenant, such other reasonable Rules and Regulations as the Administrator or Administrator may adopt from time to time. Landlord shall use its best efforts to enforce the Rules and Regulations or terms, covenants and conditions in any other lease agreement relating to the Building with respect to any other tenant, and, provided Landlord has used its best efforts to enforce such Rules and Regulations, Landlord, Administrator or Administrator shall not be liable to Tenant for violation of the same by any other tenant, subtenants, and their agents, servants, employees, invitees, licensees and other visitors. Tenant shall cooperate with Landlord by promptly advising Landlord of any violations of such Rules and Regulations that come to Tenant's attention so that Landlord can take appropriate action to correct any violation.

18.	Performance of Tenant's Covenants.

If Tenant fails to perform any covenant or observe any condition to be performed or observed by Tenant hereunder or acts in violation of any covenant or condition hereof, Landlord or Administrator may, but shall not be required to, on behalf of Tenant, perform such covenant and take such action, including entering upon the Leased Premises, as in the Landlord's sole discretion may be necessary or appropriate to meet the requirements of any such covenant or condition; provided, however, that Landlord shall give Tenant at least ten (10) days' prior written notice of Landlord's intention to do so, unless an emergency situation exists, in which case Landlord or Administrator shall have the right to proceed immediately. All costs and expenses, including reasonable attorneys' fees, incurred by Landlord or Administrator in performing such covenant plus interest at the Prime Rate plus five percent (5%) computed from the date such expenditure(s) is (are) made by Landlord or Administrator shall constitute Additional Rent, which shall be paid by Tenant to Landlord upon demand, but in any event no later than the due date of the next installment of Additional Rent. Landlord's rights under this Section are in addition to any other rights and remedies of Landlord hereunder and at law.

19.      Eminent Domain.

A. In the event of exercise of the power of eminent domain whereby (i) such portion of the Building is taken such that access to the Leased Premises is permanently impaired thereby and Landlord has not provided reasonable alternate access within a time period that is reasonable under the circumstances, (ii) all or substantially all of the Leased Premises or the Building is taken, (iii) less than substantially all of the Building is taken but the Administrator, acting in good faith, determines that it is economically unfeasible to continue to operate the uncondemned portion of the Building as a first-class office building, or (iv) less than substantially all of the Leased Premises is taken, but Tenant, acting in good faith, determines that because of such taking it is economically unfeasible to continue to conduct its business in the uncondemned portion of the Leased Premises, then in the case of (i) or (ii) either party, in the case of (iii) Landlord, and in the case of (iv), Tenant, shall have the right to terminate this Lease as of the date when possession of all or that part of the Building is taken by or is required to be delivered or surrendered to the condemning authority; and in such case all rent and other charges payable hereunder shall be adjusted to the date of such termination. A taking shall include the transfer of the title or of any interest in the Building by deed or other instrument in settlement of or in lieu of transfer by operation of law incident to condemnation proceedings.

B. Unless this Lease shall have been terminated under A above, in the event a portion of the Building shall be condemned for public use or voluntarily transferred to a public or quasi-public body in lieu of proceeding to a judgment of condemnation, and Tenant shall determine that it is able to carry on its normal business operations, Tenant shall pay rent for only such portion which Tenant in its determination may reasonably occupy after such partial condemnation or transfer. All repairs by Landlord necessary to restore the Leased Premises or Building as nearly as possible to its original condition shall be:
(i) commenced within forty-five (45) days after the taking or transfer;

(ii)   performed in a diligent and workmanlike manner with a material of at least the same quality utilized originally in the construction of the Building.

(iii)  completed by Landlord at Landlord's sole expense with a minimum of interference with Tenant's normal business operations.

If in Tenant's determination landlord shall not have performed any of the above obligations in strict compliance therewith, then Tenant may, but shall not be required to, undertake such obligations, and all costs and expenses incurred by Tenant as a result thereof may be deducted from any rent or other payment due or to become due hereunder.

C. Tenant shall have no right to participate or share in any condemnation claim, damage award or settlement in lieu thereof with respect to any taking of any nature; provided, however, that Tenant shall not be precluded from claiming or receiving compensation for relocation and moving expenses, as permitted under applicable law.

20.      Casualty Damage.

A. In the event that there has been damage to or destruction caused by fire or other casualty to (i) the Leased Premises, (ii) the entrances and other common facilities of the Building that provide normal access to the Leased Premises or other portions of the Building, or (iii) any equipment or portions thereof that are necessary for Administrator to provide services to the Leased Premises in accordance herewith:

(i) Upon the Landlord’s receipt of the insurance proceeds, if any, or upon Landlord’s determination that there has been such damage or destruction as described above, Landlord shall cause repairs and extortions to be made to the Leased Premises as hereafter provided, except that Landlord shall have no so obligation if this Lease is terminated by Landlord or Tenant as hereinafter provided.

(ii)  If said damage to the Leased Premises, Building or equipment is of such nature or extent that, after commencement of the work more than sixty (60) consecutive days would be required (with normal work crews and hours) to repair and restore the part of the Leased Premises or Building that has been damaged, Landlord shall promptly so advise Tenant, and either party, for a period of ten (10) days from delivery of such notice in accordance with Section 30 hereof, shall have the right to terminate this Lease upon written notice to the other, as of the date specified in such notice, provided that such termination date shall be no later than thirty (30) days after Landlord becomes aware of such damage. If neither party elects to terminate this Lease, Landlord shall cause the Leased Premises to be restored to substantially their condition prior to the occurrence of said damage.
Other than the initial Improvements, if any, paid by Landlord, any alterations, additions, Improvements or fixtures that Tenant may have made or installed on the Leased Premises shall not be restored, unless Tenant, in a manner satisfactory to Landlord, assures payment in full of all costs that may be incurred in connection therewith. If there are any alterations, additions, Improvements or fixtures that have been installed by Tenant, and Tenant does not assure or agree to assure payment of the cost of restoration or repair of such alterations, additions, Improvements or fixtures, Landlord shall cause the Leased Premises to be restored to substantially the same condition that existed prior to the damage occurring, as if such alterations, additions, Improvements or fixtures had not then been made or installed to the Leased Premises, and such condition shall be determined with reference to the original construction drawings of the Leased Premises. The validity and effect of this Lease shall not be impaired in any way by, and Landlord shall have no liability to Tenant in connection with, any failure to cause repairs and restoration to be completed with respect to the Leased Premises or the Building within a period of one hundred twenty (120) consecutive days after commencement of work, even if Landlord has in good faith notified Tenant that the repair and restoration could be completed within such period, provided, however, that Landlord shall diligently commence and pursue such repair and restoration until completion in good and workmanlike manner.

(iii)  If damage to the Leased Premises of the nature described in this Section 20A does not substantially impair Tenant's continued occupancy in the Leased Premises, the Basic Rent otherwise payable by Tenant hereunder shall be equitably abated or adjusted for the duration of such impairment. If Landlord and Tenant are unable to agree on the amount of the abatement of the Basic Rent, Tenant shall continue to pay the Basic Rent as set forth in Section 1A, and all Additional Rent, but the parties will submit their dispute to mediation and, if required, to arbitration pursuant to Section 33.

B. Notwithstanding anything contained herein, Landlord shall have no liability to Tenant for, and shall have no duty to repair, replace or restore, any damage whatsoever occurring as a result of leakage or seepage of water or any other liquid from any source whatsoever, or breakage of any water or sewage pipes, or as a result of odors, noise, or malfunction of any air conditioning, ventilating or sprinkler equipment unless such damage shall have been caused by Landlord's negligence or willful misconduct.

C. Tenant shall be responsible for insuring and repairing or replacing all of Tenant's equipment, fixtures and personal property located in the Leased Premises.

D. To the extent Tenant purchases a separate insurance policy with respect to any portion of the Leased Premises or anything contained therein, the provisions of Section 11A and 21D shall be applicable to such insurance policy and the proceeds thereof.

21.	Hold Harmless; Public Liability Insurance; Waiver of Subrogation.

A. Subject to the provisions of Section 21D, Tenant covenants and agrees to indemnify and hold the Landlord and the Administrator, and any of their agents, employees or licensees harmless from any and all claims, demands, causes of action, losses, liabilities, damages and judgments, or charges of any kind including, without limitation, the cost of defending any action against it or them, together with any reasonable attorneys' fees incurred in connection therewith, or any other expenses, fees, or charges of any character or nature, arising directly or indirectly, out of or from or on account of: (i) any act or omission or negligence of Tenant, except nothing herein mentioned shall excuse or exculpate Landlord and/or the Administrator or their employees, agents or contractors from its or their negligence and, in such case, the indemnification and hold harmless provided herein shall not apply; and (ii) anything done or omitted to be done by the Tenant with regard to the Leased Premises or outside the scope of or in breach of, the terms of this Lease or which is the result of the Tenant's fraud, gross negligence or willful misconduct.

B. Neither Landlord nor the Administrator, shall be responsible or liable for damages at any time to Tenant, or to those claiming by, through or under Tenant, for any loss of life, bodily or personal injury, or damage to property or business, or for business interruption, that may be occasioned by or through the acts, omissions or negligence of any other persons, or any other tenants or occupants of any portion of the Building and Lot.

C. Tenant shall, at its own expense, keep in force public liability insurance (including a contractual liability insurance endorsement sufficient to cover indemnification) with such underwriters acceptable to Landlord and naming Tenant, the Landlord, and the Administrator as insured parties against claims for bodily injury, death or property damage on an occurrence basis with minimum limits of $1,000,000.00 for each occurrence. Said policy or policies of insurance or certificates thereof shall have attached an endorsement that such policy shall not be canceled without at least thirty (30) days prior written notice to Landlord and that no act or omission of Tenant shall invalidate the interest of Landlord under said insurance. Prior to occupancy of the Leased Premises and thereafter on the date on which such policy is required to be renewed, Tenant shall provide Landlord with evidence of such policy or policies of such insurance, or certificates thereof.

D. Landlord and Tenant hereby release each other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property covered by any fire and extended coverage insurance then in force, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only to the extent of and with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a provision to the effect that this release shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder. If at any time the fire insurance carriers issuing fire insurance policies to Landlord or Tenant shall require an additional premium for the inclusion of such or similar provisions, the party whose insurance carrier has demanded the premium (the "Notifying Party") shall give the other party hereto notice thereof. In such event and if the other party requests, the Notifying Party shall require the inclusion of such or similar provisions by its fire insurance carrier, and such requesting party shall reimburse the Notifying Party for such additional premium for the remainder of the term of this Lease. If at any time any such insurance carriers shall not include such or similar provisions in any fire or extended coverage insurance policy, then, as to loss covered by that policy, the release set forth in this Section 21D shall be deemed of no further force or effect. The party whose policy no longer contains such provision shall notify the other party that the provision is no longer included in the policy, but the failure or delay in giving such notice shall not affect such termination of the release set forth in this Section 21D. During any period while the foregoing waivers are in effect, the party hereto as to whom such waivers are in effect shall look solely to the proceeds of such policies to compensate itself for any loss occasioned by fire or other casualty which is an insured risk under such policies.

22.      Certificates.

Tenant agrees, from time to time as may be requested by Landlord, to execute, acknowledge and deliver to Landlord within fifteen (15) days after the receipt of the request, all or any of the following: (i) an estoppel letter certifying to such party as Landlord reasonably may designate, including any mortgagee, that this Lease is in full force and effect and has not been amended, modified or superseded, that Tenant has accepted the Leased Premises and is in possession thereof, that Tenant has no defense, offsets or counterclaims hereunder or otherwise against Landlord with respect to this Lease or the Leased Premises, and Landlord is not in default hereunder (or if any of the foregoing not be the case, specifying in reasonable detail the extent and nature thereof), that Tenant has no knowledge of any pledge or assignment of this Lease or rentals hereunder, that rent is accruing under this Lease but has not been paid more than one month in advance and the date to which rent has been paid; and (ii) any other instrument as any mortgagee of the condominium unit in which Leased Premises or any other person having any interest therein may reasonably request to be executed by Tenant; provided, however, that the rights of Tenant as provided for by this Lease are not materially affected by Tenant's execution of any such other instrument.

23.      Subordination and Attornment.

A. This Lease and the estate, interest and rights hereby created are subordinate to any mortgage now or hereafter constituted upon the condominium unit in which the Leased Premises are located, or any estate or interest therein, and to all renewals, modifications, consolidations, replacements and extensions thereof as well as any substitutions therefore. The subordination provided herein is self-operative and does not require the execution of any document or instrument by Landlord, Tenant or the holder of any such mortgage. In the event that any person, firm, corporation or other entity acquires the right to possession or use and enjoyment of the Leased Premises (including any mortgagee or holder of any estate or interest having priority over this Lease), and if such person, firm, corporation, or other entity so requests, Tenant shall attorn to and become the tenant for the balance of the Lease Term of such person, firm, corporation or other entity, upon the same terms and conditions as are set forth herein.

B. Tenant, if requested by Landlord, shall execute any such instruments in recordable form as may be required by Landlord in order to confirm or effect the subordination of this Lease in accordance with the terms of this Section.

24.      Assignment and Subletting.
A. Tenant shall not assign this Lease, sublet, or transfer all or any part of the Leased Premises, or permit the same to be occupied or used by anyone other than Tenant or its employees without Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant shall not pledge, mortgage, or otherwise transfer or encumbers this Lease without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it will be reasonable for Landlord to withhold its consent if: (i) the reputation, financial responsibility, or business of a proposed assignee or subtenant is deemed to be unsatisfactory in Landlord's reasonable opinion; (ii) Landlord reasonably deems assignee's or sub-tenant's business not to be consonant with that of other tenants in the Building; (iii) the intended use of the Leased Premises by the proposed assignee or subtenant conflicts with any commitment made by Landlord to any other tenant in the Building; (iv) the proposed rental rate is lower than the then current rate at which similar space in the Building is being offered by Landlord; (v) Landlord elects to require an assignment of this Lease or any sublease as described in Section C (ii) below; or (vi) Tenant is in default hereunder beyond all applicable grace and cure periods.

B. Tenant's request for Landlord's consent required under Section A above shall be in writing and contain the name, address, and description of the business of the proposed assignee or subtenant, its most recent financial statement and other evidence of financial responsibility, a copy of the proposed sublease or assignment and a duly authorized certification executed by Tenant stating whether there is any rent, premium or other consideration to be paid for the proposed sublease or assignment and if so, the amount thereof and the time when it will be paid.

C. Within thirty (30) days from receipt of such request that includes the information described in Section B above, (i) Landlord shall grant or refuse its consent to the proposed assignment; and/or (ii) Landlord shall require Tenant and Tenant agrees to execute and assignment of this Lease or a sublease of Tenant’s interest hereunder to Landlord or its designee upon the same terms and conditions as are contained herein, together with an assignment of Tenant’s interest as sublessor in any such proposed sublease, including an assignment of any payment made or agreed to be made by the assignee or subtenant in excess of the rental and other charges due under this Lease, whether such premium be in the form of an increased monthly or annual rental, a lump sum payment, or any other form, provided that if Landlord proceeds in accordance with (ii) above, Tenant shall have no further responsibility hereunder in connection with the portion of the Leased Premises subject to such assignment or sublease.

D. Each assignee or transferee, hereunder shall assume and be deemed to have assumed the duties and obligations of Tenant under this Lease and shall be and remain liable jointly and severally ("solidariamente") with Tenant for all payments and for the due performance of all terms, covenants, conditions and provisions herein contained on Tenant's part to be observed and performed. No assignment shall be binding upon Landlord unless the assignee shall deliver to Landlord an instrument containing a covenant of assumption by the assignee with the same force and effect as if assignee had signed this Lease as Tenant, which instrument shall be approved by Landlord's legal counsel. The failure or refusal of assignee to execute the same shall not release said assignee from its obligations and responsibilities to Landlord as set forth herein.

E. Notwithstanding anything contained herein, Tenant shall not enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of the Leased Premises, or any portion thereof, that provides for a rental or other payment for such use, occupancy or utilization, based in whole or in part, on the income or profits derived by any person from the lease, use, occupancy or utilization of the Leased Premises (other than an amount based on a fixed percentage or percentages of receipts or sales). Any such purported lease, sublease, license, concession or other agreement shall be void and ineffective as a conveyance of any right or interest in the possession, use or occupancy of any part of the Leased Premises.

F. Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant of the provisions of this Section 24 or a release of Tenant from the full performance by Tenant of any of the terms, covenants, provisions, or conditions contained in this Lease.

G. If (i) without Landlord's consent described in Section A above, Tenant assigns this Lease; (ii) if the Leased Premises or any part thereof is occupied by anybody other than Tenant; or (iii) Landlord consents to such an assignment and an Event of Default (as hereinafter defined) has occurred and is continuing, Landlord at its option, may elect to collect rent from the assignee, subtenant or occupant of the Leased Premises, whereupon Landlord shall apply the net amount collected to any rent payable hereunder, but no such assignment, subletting, occupancy or collection shall be deemed to constitute a waiver of the provisions of this Section 24 or Landlord's acceptance of the assignee, subtenant or occupant as Tenant.

25.      Default.

Any other provisions in the Lease notwithstanding, any of the following shall constitute an event of default (each an "Event of Default") under this Lease:

A. Tenant fails to pay any installment of Basic Rent, Additional Rent or other sum payable by Tenant hereunder when due and such failure continues for a period of ten (10) days after its due date; or

B. Tenant uses or occupies the Leased Premises other than as permitted by Sections 1A and 8 hereof and such use or occupancy continues for more than thirty (30) calendar days after receipt by Tenant of notice from Landlord given as provided in Section 30; or

C. Tenant assigns, transfers, or sublets, or purports to assign or sublet or transfer the Leased Premises, or any portion thereof, or this Lease is encumbered, assigned, or transferred in any manner, in whole or in part, other than in conformance with the conditions set forth in Section 24 hereof and such condition continues for a period of thirty (30) calendar days after receipt by Tenant of notice given as provided in Section 30; or

        D. Tenant fails to observe or perform any covenant contained herein, other than the covenants referred to in Sections A, B, and C above, and such failure continues after written notice thereof given by or on behalf of Landlord to Tenant for more than thirty (30) days or such additional time, if any, as is reasonably necessary to cure such failure provided Tenant promptly commences and diligently continues to do all things necessary to cure such failure;

E. Tenant shall become insolvent or unable to pay its debts as they mature, or shall file a voluntary petition in bankruptcy, or a voluntary petition seeking reorganization, or to effect a plan or other arrangement with creditors, or shall file an answer consenting to, or take any other action indicating acquiescence in, an involuntary petition pursuant to, or purporting to be pursuant to, any bankruptcy, reorganization or insolvency law of any jurisdiction, or shall be adjudged a bankrupt or insolvent by any court of competent jurisdiction, or shall make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its assets, or shall apply for, or consent to the appointment of any receiver or trustee for it or for a substantial part of its property; or

F. An order shall be entered and shall not be dismissed or stayed within sixty (60) days from its entry pursuant to, or purporting to be pursuant to, any bankruptcy, reorganization or insolvency law of any jurisdiction, approving an involuntary petition seeking reorganization, or to effect a plan or other arrangement with creditors of Tenant or appointing any receiver or trustee for Tenant or for a substantial part of the property of Tenant.

G. Without Landlord’s prior written consent, Tenant removes or attempts to remove any or all of Tenant’s property from the Leased Premises other than in the ordinary and usual course of business, unless Tenant continues paying to Landlord all amounts payable under this Lease on a timely manner after the Lease Term.

26.      Landlord's Remedies.

A. Upon the happening of any Event of Default, Landlord may, at its option:

(i)  Declare due and payable and sue for and recover, all unpaid Basic Rent and all Basic Rent for the unexpired period of the Lease Term (and also all Additional Rent as the amount(s) of same can be determined or reasonably estimated) as if by the terms of this Lease the same were on that date due and payable in advance, together with all legal fees and other expenses incurred by Landlord in connection with the enforcement of any of Landlord's rights and remedies hereunder; or

(ii)  Collect or bring action for such Basic Rent, and Additional Rent described in section (i) above as being rent in arrears, or file a proof of claim in any bankruptcy or insolvency proceeding for such Basic Rent and Additional Rent, or institute any other proceedings, whether similar or dissimilar to the foregoing, to enforce payment thereof; or

(iii)  Terminate the Lease Term by giving written notice thereof to Tenant and, upon the giving of such notice, the Lease Term and the estate hereby granted shall expire and terminate with the same force and effect as though the date of such notice was the date hereinbefore fixed for the expiration of the Lease Term, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided; or

(iv)  Exercise any other rights and remedies available to Landlord at law or in equity.

        B. Upon the happening of any Event of Default, Landlord may re-enter and repossess the Leased Premises or any part thereof, whether or not the Lease Term has been terminated as herein provided, by summary proceedings, ejectment or otherwise and Landlord shall have the right to remove all persons and property there from. Landlord shall be under no liability for or by reason of any such entry, repossession or removal; and no such re-entry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate the Lease Term.

        C. At any time or from time to time after the repossession of the Leased Premises or any part thereof pursuant to Section 26B, whether or not the Lease Term shall have been ter-minated pursuant to Section 26A(iii), Landlord, at its discretion (but shall be under no obligation to), may relet all or any part of the Leased Premises for the account of Landlord or Tenant, as Landlord may determine, for such term or terms (which may be greater or less than the period that would otherwise have constituted the balance of the Lease Term) and on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting, or do any act or exercise any care or diligence with respect to such reletting. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Leased Premises or any part thereof to the extent reasonably deemed by Landlord desirable or convenient, and the cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as Additional Rent hereunder, as well as any brokerage and legal fees incurred by Landlord in connection therewith. Any rents collected, net of Landlord's expenses of reletting shall be applied by Landlord to any amount due by Tenant to Landlord for rent or otherwise arising out of Tenant's default.

        D. No expiration or termination of the Lease Term pursuant to Section 26A(iii), by operation of law or otherwise, and no repossession of the Leased Premises or any part thereof pursuant to Section 26B, or otherwise, and no reletting of the Leased Premises or any part thereof pursuant to Section 26C, shall release Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting. Tenant, for Tenant and its successors and assigns, hereby irrevocably constitutes and appoints Landlord as Tenant's and its successors' and assigns' agent and attorney-in-fact, with power to collect the rents due and to become due under all subleases of the Leased Premises or any parts thereof without in any way affecting Tenant's obligation to pay any unpaid balance of rent due or to become due hereunder. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

        E. In the event of any expiration or termination of this Lease or repossession of the Leased Premises or any part thereof by reason of an occurrence of an Event of Default, Landlord has not elected to accelerate rent pursuant to Section 26(A)(i), Tenant shall pay to Landlord the Basic Rent, Additional Rent and other sums required to be paid by Tenant to and including the date of such expiration, termination, or repossession; and, thereafter, Tenant shall, until the end of what would have been the outstanding lease term in the absence of such expiration, termination or repossession, and whether or not the Leased Premises or any part thereof shall have been relet, be liable to Landlord for, and shall pay to Landlord, the Basic Rent, Additional Rent and other sums that would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Section 26C, after deducting from such proceeds all of Landlord's expenses in connection with such reletting (including, without limitation, all related repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, alteration costs and expenses of preparation for such reletting). Tenant shall pay such current damages on the days on which the Basic Rent would have been payable under this Lease in the absence of such expiration, termination or repossession, and Landlord shall be entitled to recover the same from Tenant on each such day.

F. Tenant waives the right to the recovery of any articles, excluding proprietary, confidential or trade or commercial privileged information related to articles, items or things of any nature whatsoever seized under a distress for rent, or levy upon an execution for rent, liquidated damages or otherwise.

27.  Landlord's Liability upon Transfer.

The Landlord and each successive owner of the Leased Premises (or any interest therein) shall be liable only for obligations accruing during the period of its or their ownership or interest in the Leased Premises and such liability shall terminate at such time as its or their interest in the Leased Premises is transferred either voluntarily or involuntarily, or by operation of law or otherwise.

28.  Waivers.

No delay or forbearance by Landlord in exercising any right or remedy hereunder or in undertaking or performing any act or matter that is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord's rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter. No waiver by Landlord of any breach by Tenant of any of Tenant's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach.

29.  Severability.

Each covenant and agreement in this Lease shall for all purposes be construed to be a separate and independent covenant or agreement. If any provision in this Lease or the application thereof shall to any extent be invalid, illegal or otherwise unenforceable, the remainder of this Lease, and the application of such provision other than as invalid, illegal or unenforceable, shall not be affected thereby; and such provisions in this Lease shall be valid and enforceable to the fullest extent permitted by law.

30.  Notices.

All notices, request, consents and other communications required or permitted under this Lease shall be in writing (including telefax communication) and shall be (as elected by the person giving the notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, at the respective addresses of each party set forth in Section 1A hereof.

Each such notice shall be deemed delivered (i) on the date delivered receipt acknowledged if by personal delivery, (ii) on the date of transmission with confirmed answer back if by telefax, or (iii) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

By giving to the other party at least fifteen (15) days' prior written notice thereof, such party and its permitted successors and assigns shall have the right from time to time and at any time during the term of this Lease to change their respective addresses.

31.  Use and Occupancy Tax.

If, during the term of this Lease or any renewal or extension thereof, any use and occupancy tax or any other tax is imposed upon the privilege of renting or occupying the Leased Premises or upon the amount of rentals collected therefore or any other tax is imposed that Landlord is required to collect from Tenant or for which Landlord is liable if not paid by Tenant (any such tax, the "Use and Occupancy Tax"), Tenant will pay each month, as Additional Rent, a sum equal to such Use and Occupancy Tax or charge that is imposed for such month.

32.  Rights Reserved to Landlord and Administrator.

A. Without abatement or diminution in rent, Landlord and/or the Administrator shall have the following rights:

(i)  To change the name and/or street address of Building and the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilet or other public parts of the Building.

(ii)  To install and maintain a sign or signs on the exterior of the Building.

(iii)  To have access to any mail chutes, if any, located on the Leased Premises according to the rules of the United States Post Office.

(iv)  To designate the sources furnishing sign painting and lettering, ice, drinking water, towels and toilet supplies, and other like services used on the Leased Premises.

(v)  To make, either voluntarily or pursuant to governmental requirement, repairs, alteration or improvements in or to the Building or any part thereof and during alterations, to close entrances, doors, windows, corridors, elevators or other facilities, provided that such acts shall not unreasonably interfere with Tenant's use and occupancy of the Leased Premises as a whole.

(vi)  To erect, use and maintain pipes and conduits in and through the Leased Premises.

          (viii)  To change the location of the meters measuring electricity and water consumed by Tenant, substitute said meters, or makes any repairs, alterations or improvements to them.

B. At reasonable times and on reasonable notice, taking care not to interfere with Tenant's business, Landlord and/or Administrator may enter upon the Leased Premises and may exercise any or all of the foregoing rights without constituting an eviction or disturbance of Tenant's use of possession and without being liable in any manner to Tenant.

33.  Recording.

This Lease shall be re-executed in deed form and recorded at the request of either party, provided the party so requesting pays all costs and expenses relating thereto.

34.  Headings and Terms.

The title and heading and table of contents of this Lease are for convenience of reference only and shall not in any way be utilized to construe or interpret the agreement of the parties as otherwise set forth herein.

35.  Pronouns.

Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

36.  Entire Agreement and Amendment.

This Lease constitutes the entire agreement between the parties. The parties may amend this Lease at any time during its term, but no amendment shall be effective unless it is in writing and duly executed by the parties.

37.  Attorneys' Fees.

If a party commences an action against the other to interpret or enforce any of the terms of this Lease or as the result of a breach by the other party of any terms hereof, the losing (or defaulting) party shall pay to the prevailing party reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action, whether or not the action is prosecuted to a final judgment.

38.  Further Assurances.

The parties agree to execute and deliver any and all such other additional instruments and documents and do any and all such other acts and things as may be necessary or expedient to more fully effectuate this Lease and carry on the business contemplated hereunder.

39.  Survival.

All covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Lease.

40.  Cumulative Remedies.

          The rights and remedies given in this Lease shall be deemed cumulative, and the exercise of one of such remedies shall not operate to bar the exercise of any other rights and remedies reserved under the provisions of this Lease or given by law.

41.  Construction.

This Lease shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Lease to be drafted.

42.  Effect of Certificates.

Any certificate given by any party on any matter relating to a fact or determination that affects the rights and obligations of any party under this Lease shall, as to third parties, be conclusive, so that a third party may rely upon the contents of any such certificate as to the fact or determination therein certified and the rights and obligations of any party to this Lease in consequence thereof. Without limitation and consistent therewith, any conveyance made on the basis of any such certification shall be valid and effective in vesting the interest thereby conveyed in such third party.

43.  Governing Law.

This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico.

44.  Brokers.

Tenant represents that no broker was involved in or was the procuring cause of this Lease, who is entitled to a broker's fee, commission or other compensation.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed the date first mentioned.

ESCORIAL OFFICE BUILDING I, INC.,     CARIBE WASTE TECHNOLOGIES, INC.,
    as Landlord                     as Tenant

By:_ _/s/ Carlos R. Rodriguez_________     By:___/s/ Mark Augenblick___________
     Carlos R. Rodriguez        Mark Augenblick
     President/Chief Executive Officer                               Chairman/CEO

INTERSTATE BUSINESS CORPORATION,
as Guarantor

By:___ /s/ J. Michael Wilson_________
J. Michael Wilson

EXHIBIT A

PLAN AND DESCRIPTION OF LEASED PREMISES

EXHIBIT B

COMMON AREAS OF THE BUILDING

The following are the General Common Elements of the Building:

(1) The parcel of land where the Building has been constructed.

(2) The foundations, main walls, ceilings, roof, air space (vuelo), eaves (aleros), main lobby, and the various stairways throughout the Building connecting the Common Elements and their corridors.

(3) The Parking Garage, and its dependencies.

(4) Plumbing and plumbing meters throughout the Building.

(5) Electric wiring and conduits in the Common Areas up to the distribution box of each floor.

(6) Telephone wiring and conduits in the Common Areas up to the distribution cabinets of each floor.

(7) All the necessary electricity, telephone, water and sanitary and storm sewer connections.

(8) The cooling, ventilating and air conditioning systems installed in the Building and not solely serving leased premises of the Building, including the cooling tower and air conditioning equipment located at the roof, if any.

(9) The elevators and the equipment serving the same.

(10) The security and safety systems of the Building, except those systems serving individual occupants of the Building.

(11) The Building Emergency Generator and its diesel storage tank.

(12) The Cisterns and their Pits, the Elevator Machine Rooms and the Elevator Shafts, the Pump Room, the Loading Dock and Service Area, including the Truck Delivery Area and its equipment, the offices for the Administrator, Security Guard and Administration, the Audio Television and Monitoring Room, if any, the areas for all the electrical substations, the emergency generator for the Building and for air conditioning machinery and equipment not serving the individual condominium units.

EXHIBIT C

CONDITIONS FOR WORK TO BE PERFORMED BY TENANT

A. Tenant, at its sole expense, may select and employ its own contractor(s) for specialized finishing work in the Leased Premises that is not to be performed by Landlord and that is reflected as such in Tenant's plans and specifications for Improvements, such as carpeting, telephone installation, special cabinetwork and millwork, decoration and installation of specialized equipment, subject to the following qualifications:

(i)Tenant shall first obtain the approval of Landlord, in writing, of the specific work it proposes to perform and shall furnish Landlord reasonably detailed plans and specifications therefore.

(ii)Prior to the commencement of any work on the Leased Premises, Tenant shall secure all necessary licenses and permits required by any governmental authorities with jurisdiction over the matter in connection therewith and furnish Landlord a copy of the same.

(iii)The work shall be performed by responsible contractor(s) and subcontractor(s) approved in advance by Landlord, which shall not, in Landlord's reasonable opinion, prejudice Landlord's relationship with Landlord's contractor(s) or their subcontractor(s) or the relationship between such contractor(s) and their subcontractor(s) or employees, or disturb harmonious labor relations. Tenant shall furnish in advance to the Landlord evidence that Tenant's contractor(s) and subcontractor(s) maintain in effect Workmen's Compensation insurance in accordance with statutory requirements, and comprehensive public liability insurance (naming the Landlord, the Landlord's managing agent, if any, the Administrator, the Administrator and the Trust as additional insured’s) with limits satisfactory to Landlord.

(iv)All work shall be performed in such manner or at such times as not to interfere with any work being done by any of Landlord's contractor(s) or subcontractor(s) in the Leased Prem-ises. Landlord, however, shall endeavor to allow Tenant's contractor(s) and subcontractor(s) access to the Leased Premises for such work prior to the commencement of the term hereof at the earliest time consistent with the restrictions set forth herein.

(v)Tenant and its contractor(s) and subcon-tractor(s) shall be solely responsible for the transportation, safekeeping and storage of materials and equipment used in the performance of such work, for the removal of waste and debris resulting therefrom, and for any damage caused by them to any installations or work performed by Landlord's contractor(s) and subcontractor(s).

(vi)Tenant's contractor(s) and subcontractor(s) shall be subject to the general administrative supervision of Landlord, the Administrator, or its general contractor, if any, for scheduling purposes, but neither Landlord, the Administrator, nor any general contractor of Landlord shall be responsible for any aspect of the work performed by Tenant's contractor(s) or sub-contractor(s) or for the coordination of the work of Landlord's contractor(s) with Tenant's contractor(s), or for the payment of any cost or material for said work.

(vii)Landlord, at its option, prior to the commencement of any work in the Leased Premises, may require Tenant to deliver to Landlord a payment and performance bond issued by an insurer acceptable to Landlord to cover the work to be performed by or on behalf of Tenant hereunder.

 EXHIBIT C

B.
If, pursuant to Section 7 of the Lease, Landlord approves Tenant's request to make any Improvements, alterations or additions to the Leased Premises, all work performed by or on behalf of Tenant shall comply with the provisions of sub-sections A(i) through A(vii) above.

EXHIBIT D

ESCORIAL OFFICE BUILDING ONE

TENANT’S STANDARDS

The intention of this document is to establish minimum requirements and the standardization of design elements to provide uniformity and quality throughout the Building.

a)	According to Architect’s design standard, as shown on Architectural Construction Documents.

b)	Window blinds need to be aluminum 2” mini-blinds.

EXHIBIT E

STANDARDS FOR OPERATION AND
MAINTENANCE OF BUILDING

Whenever the term "Tenant" is used in this Exhibit E, it shall be deemed to include the Tenant and its servants, agents, employees, invitees, licensees, subtenants, contractors, and subcontractors, in such number and gender as the circumstances require. The term Administrator shall include its employees and agents.

Use of Premises

Tenant shall only engage in such business activities as are appropriate for a first class office building and which do not unreasonably interfere with the use and enjoyment by other tenants or visitors of the remaining leased premises or public areas. Tenant shall not engage in any activities which result in the emanation of noxious odors or vapors from the Leased Premises or which create improper noises or disturbances of any kind. Tenant shall not use, permit or suffer the use of any portion of the Leased Premises as living, sleeping or lodging quarters.

Tenant shall limit its business activities to its Leased Premises and shall not use the Common Areas or other public areas for business or promotional purposes.

Obstruction

Tenant shall not obstruct, or use for any purpose other than ingress and egress the streets and sidewalks surrounding the Building and the Building's entrances, hallways, passages, elevators, stairways and other Common Areas.

Washrooms

Toilet rooms, water-closets and other water apparatus shall be used solely for the purposes for which they were constructed. If the Administrator determines that the washrooms located within or corresponding to Tenant's Leased Premises utilize supplies materially in excess of the supplies consumed customarily on a day-to-day basis by commercial users of a first-class office building, or require more frequent cleaning than is required for the other leased premises, the Administrator may impose an additional charge payable by the Tenant for such additional materials and labor.

General Prohibitions

In order to insure proper use and care of the Building, Tenant shall not:

(a)  Allow any sign, advertisement or notice to be fixed to the interior or exterior of the Building. Notwithstanding the foregoing, Tenant may install a sign displaying Tenant's name in the elevator lobby of the floor on which the Leased Premises are located upon the Administrator's prior written consent.

(b)  Place anything on the exterior of the Building, including roof setbacks, window ledges and other projections.

(c)  Install any shades, blinds, or awnings, without Administrator's prior written consent, nor cover or obstruct any window other than with blinds or curtains approved by the Administrator.

EXHIBIT E

(d)  Fasten any article, drill holes, drive nails or screws into the exterior walls or window mullions of the Building.

(e)  Mark or defile elevators, water-closets, toilet rooms, walls, windows, elevators, escalators, doors or any other part of the Building.

(f)  Interfere with the air conditioning or ventilation equipment servicing the Common Areas, meters measuring electricity and water consumption for the areas, including without limitation the Leased Premises, and the electric feeder lines carrying electricity to the distribution boxes located throughout the Building.

(g)  Use any electric heating device, without Administrator's prior written consent.

(h)  Go upon the roof of the Building, without Administrator's prior written consent.

(i)  Place doormats in Common Areas without Administrator's prior written consent.

(j)  Keep live animals on or within its Leased Premises, without the Administrator's prior written consent.

Business Machines

Business machines and mechanical equipment that cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any space outside the Tenant's Leased Premises shall be placed and maintained by Tenant, at its sole cost and expense, in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration, noise, cold or heat.

Garbage and Refuse

Garbage and refuse shall be kept in an adequate sealed container within Tenant's Leased Premises so as not to be visible or offensive to the public for collection at reasonable times specified by Administrator. If Tenant generates trash in amounts materially in excess of the amount customarily generated on a day-to-day basis by commercial users of a first-class office building by reason of Tenant's data processing, or otherwise, Administrator may impose an additional charge payable by the Tenant for the collection of trash from such Unit and the removal thereof from the Building.

Movement of Equipment and Alterations to Premises

Tenant shall comply with the Administrator's directives designating the time when and the method whereby (i) freight, office equipment, furniture, safes and other like articles may be brought into, moved, or removed from the Building or Leased Premises.

Fire Prevention

    Tenant shall install and maintain at a readily available location within its Leased Premises those all-purpose hand-operated fire extinguishers containing a minimum capacity of two and one-half pounds (2½ lbs.) (or such other capacity as may be required by applicable laws, regulations or building codes) as may be required by applicable codes, laws and regulations, and, with respect to areas in which Tenant maintains data processing equipment, Tenant

EXHIBIT E

shall install in close proximity to such areas a halogen fire extinguisher containing a minimum capacity of two and one-half pounds (2½ lbs.) or such other capacity as may be required by applicable laws, regulations or building codes. Tenant shall not install, suffer or permit to be installed or placed any cover, fascia, partition, decoration, alteration or improvement or the like over, upon or under the sprinkler heads within the Leased Premises. Any and all sprinkler heads shall remain exposed at all times.

Access to the Building

The Administrator may exclude the general public from the Building upon such days and at such hours as in Administrator's judgment will be in the best interest of Landlord and/or tenants of the Building and as appropriate for a first-class office building. Outside of normal hours, access to the Building may be refused by Administrator unless the person seeking access is known to the security guard or has a pass issued by the Administrator. Persons entering and leaving the Building after 6:00 p.m. on business days and at all times on Saturdays, Sundays and holidays must sign the register maintained by security personnel for that purpose unless access is attained through use of an authorized security card.

Changes

Landlord and/or the Administrator shall have the right to add to or amend these standards from time to time if in their judgment such additions or amendments are required or convenient for the safety, appearance, care and cleanliness of the Building and in order to ensure that the Building is operated and maintained at all times as a first-class office building, following first-class office management practices. Neither the Landlord or the Administrator shall be responsible to Tenant for any violation of the standards contained herein.

EXHIBIT F

RULES AND REGULATIONS

Definitions

Wherever in these Rules and Regulations the word "Tenant" is used, it shall be taken to apply to and include Tenant and its servants, agents, employees, invitees, licensees, subtenants and contractors, and subcontractors, and is to be deemed of such number and gender as the circumstances require. The word "room" is to be taken to include the space covered by this Lease. The word "Landlord" shall be taken to include the employees and agents of Landlord.

Obstruction

The streets, sidewalks, entrances, halls, passages, elevators, stairways and other common areas provided by Landlord shall not be obstructed by Tenant, or used by it for any other purpose than for ingress and egress.

Washroom

Toilet rooms, water-closets and other water apparatus shall be used only for the purposes, and for no other purposes than, for which they were constructed.

General Prohibitions

In order to insure proper use and care of the Building, Tenant shall not:

(k)  Allow any sign, advertisement or notice to be fixed to the Building, inside or outside, without Landlord's consent; provided, in no event shall any such sign, advertisement or notice be greater than 18 inches high, 24 inches long or exceed 3 square feet in size.

(l)  Make improper noises or disturbances of any kind.

(m)  Mark or defile elevators, water-closets, toilet rooms, walls, windows, elevators, escalators, doors or any other part of the Building.

(n)  Place anything on the outside of the Building, including roof setbacks, window ledges and other projections.

(o)  Cover or obstruct any window.

(p)  Fasten any article, drill holes, drive nails or screws into the walls, floors, woodwork, window mullions, or partitions; nor shall the same be painted, papered or otherwise covered or in any way marked or broken, without Landlord's prior written consent in each instance.

(q)  Interfere with the air conditioning or ventilation equipment, meters measuring electricity and water consumption on the Leased Premises, and the electric feeder boxes on each floor.

(r)  Allow anyone but Landlord's employees or contractor(s) to clean rooms.

(s)  Leave rooms without locking doors, stopping all office machines, and extinguishing all lights.

 EXHIBIT F

                (t)  Install any shades, blinds, or awnings, without Landlord's prior written consent.

        (u)  Use any electric heating device, without Landlord's prior written consent.

(v)  Install call boxes or any kind of wire in or on the Building without Landlord's prior written consent and direction.

(w)  Manufacture any commodity, or prepare or dispense any foods or beverages, whether by vending or dispensing machines or otherwise, or alcoholic beverages, tobacco, drugs, flowers, or other commodities or articles, without Landlord's prior written consent.

(x)  Except on the first floor of the Building, engage in any form of retail sales of goods or merchandise, or operate a loan, check cashing, precious metals, jewelry or similar business without Landlord's prior written consent.

(y)  Secure duplicate keys for rooms, except from Landlord, or change the locks of any doors to or in the Leased Premises.

(z)  Give its employees or other persons permission to go upon the roof of the Building without Landlord's prior written consent.

(aa)  Place door mats in public corridors without Landlord's prior written consent.

(ab)  Use the Common Areas for business or promotional purposes.

(ac)  Use, permit or suffer the use of any portion of the Leased Premises as living, sleeping or lodging quarters.

(ad)  Permit odors or vapors to emanate from the Leased Premises.

(ae)  Keep live animals on or within the Leased Premises.

Publicity

Tenant shall not use the name of the Building in any way in connection with its business except as the address thereof. Landlord shall also have the right to prohibit any advertising by Tenant which, in its opinion, tends to impair the reputation of the Building or its desirability as a building for offices; and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

Business Machines

Business machines and mechanical equipment that cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space outside Leased Premises shall be placed and maintained by Tenant, at its sole cost and expense, in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration, noise, cold or heat.

Garbage and Refuse

Garbage and refuse shall be kept in an adequate container so as not to be visible to the public, within the Leased Premises, for collection at reasonable times specified by Landlord and at Tenant's cost. If Tenant generates trash in amounts materially in excess of the amount customarily generated on a day to day basis as of the date of this Lease by tenants in a first-class office building by reason of Tenant's data processing, or otherwise,

EXHIBIT F

Landlord reserves the right to charge Tenant for the collection of trash from the Leased Premises and the removal thereof from the Building.

Movement of Equipment

Landlord reserves the right to designate the time when and the method whereby freight, office equipment, furniture, safes and other like articles may be brought into, moved, or removed from the Building or rooms, and to designate the location for temporary disposition of such items. In no event shall any of the foregoing items be taken from Tenant's space for the purpose of removing same from the Building without the express consent of both Landlord and Tenant.

Fire Prevention

Tenant shall install and maintain at a readily available location within the Leased Premises an all purposes hand operated fire extinguisher containing a minimum capacity of two and one half pounds (2½ lbs.) or such other capacity as may be required by code or law. Tenant shall not install, suffer or permit to be installed or placed any cover, fascia, partition, decoration, alteration or improvement or the like over, upon or under the sprinkler heads within the Leased Premises. Any and all sprinkler heads shall remain exposed at all times.

Public Entrance

Landlord reserves the right to exclude the general public from the Building upon such days and at such hours as in Landlord's judgment will be for the best interest of the Building and its tenants. Outside of ordinary business hours, access to the Building may be refused by Landlord unless the person seeking access is known to the watchman or has a pass. Persons entering and leaving the Building after 6:00 p.m., on business days and at all times on Saturdays, Sundays and holidays must sign the register maintained for that purpose.

Regulation Change

Landlord shall have the right to make such other and further reasonable Rules and Regulations, as in judgment of Landlord, may from time to time be needful for the safety, appearance, care and cleanliness of the Building and for the preservation of good order therein. Landlord shall not be responsible to Tenant for any violation of Rules and Regulations by other tenants.

EXHIBIT G

RESERVED PARKING SPACES

Covered Space:  126

Uncovered Space: 168